Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479 NEWS RELEASE

For media information:	For investor information:

Jeff Dafler	Gregg Swearingen
NCR Corporation	NCR Corporation
(937) 445-5236	(937) 445-4700
jeffrey.dafler@ncr.com	gregg.swearingen@ncr.com

For Release on March 29, 2005

NCR Announces CEO Departure

Board Member Jim Ringler Appointed Interim CEO

DAYTON, Ohio – NCR Corporation (NYSE:NCR) today announced that Mark Hurd, president and chief executive officer (CEO), has resigned from NCR, effective immediately, to accept a position with a large global technology company.

NCR board member James (Jim) M. Ringler has taken the reins as interim CEO. Ringler, retired vice chairman of Illinois Tool Works, Inc., joined the NCR board in 2003, and his expertise and past experience as a CEO have been invaluable in helping to rebuild the company. He is already working full-time from the company’s headquarters in Dayton, Ohio.

“I’m very proud of what NCR has achieved during my tenure as CEO and I’m confident that with the company’s leading technologies and attractive markets, coupled with the management team’s focus on execution, the momentum will continue,” said Mark Hurd.

On behalf of the board, Ringler said, “Clearly, given the contributions Mark has made to the company over his 25-year career with NCR, we’re all disappointed to see him go, but we respect his decision to take on a new challenge.” He added, “NCR is a strong company with great technologies. We have a detailed, multiyear plan in place and everyone is driving hard for continued success.”

The board is actively engaged in a search for a new CEO.

-more-

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR’s ATMs, retail systems, Teradata® data warehouses and IT services provide Relationship Technology™ solutions that maximize the value of customer interactions and help organizations create a stronger competitive position. Based in Dayton, Ohio, NCR (www.ncr.com) employs approximately 28,500 people worldwide.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include: the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases (including upgrades to existing data warehousing solutions and retail point-of-service solutions) by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-checkout and electronic shelf-labeling technologies, ATM outsourcing and enterprise data warehousing), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our solution offerings, particularly data warehousing technologies; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of recent cost-control measures taken by the company; availability and successful exploitation of new acquisition and alliance opportunities; changes in Generally Accepted Accounting

Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries.